EXHIBIT 21.1

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

AND STARWOOD HOTELS & RESORTS

SUBSIDIARIES OF THE REGISTRANTS

				Wholly Owned Direct or Indirect Subsidiaries Carrying on the Same Line of Business as Named Subsidiary
Name	Jurisdiction of Organization	Parent	Line of Business	Operating in the United States	Operating in Foreign Countries
Starwood Hotels & Resorts Worldwide, Inc. (“SH&RW”)	Maryland	—	Lodging	247	27
Starwood Hotels & Resorts Holdings, Inc.	Arizona	SH&RW	Lodging	0	0
Starwood Vacation Ownership, Inc	Florida	SH&RW	Lodging	108	25
9701 Collins Avenue, LLC	Delaware	SH&RW	Lodging	0	0
Starwood Checkmate Holdings LLC	Delaware	SH&RW	Lodging	31	0
The Sheraton LLC (“SC”)	Delaware	SH&RW	Lodging	6	1
Starwood International Licensing Company SARL (“SILC”)	Luxembourg	SC	Lodging	1	11
Starwood Asia Pacific Hotels & Resorts Pte Ltd	Singapore	SILC	Lodging	0	9
SII Real Estate Holdings, Inc. (“SRE”)	Delaware	SH&RW	Lodging	6	24
Starwood International Holding SARL (“SIH”)	Luxembourg	SRE	Lodging	5	31
Sheraton International, LLC	Delaware	SIH	Lodging	2	31
CIGA Immobiliare BV	Netherlands	SIH	Lodging	0	2
Starwood CIGA Holdings LLC (“SCH”)	Delaware	SRE	Lodging	0	1
Starwood Finance Luxembourg SARL	Luxembourg	SCH	Lodging	0	1

NOTE: The names of some consolidated wholly owned subsidiaries of the Corporation carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

EXHIBIT 21.1 (Continued)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

AND STARWOOD HOTELS & RESORTS

ASSUMED NAMES REPORT

Arizona
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Tucson University Plaza
Starwood Hotels & Resorts Worldwide, Inc.	The Phoenician

California	Assumed Name
Entity Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	Clarion Hotel — San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	W Los Angeles — Westwood
Starwood Hotels & Resorts Worldwide, Inc.	St. Regis San Francisco
Starwood Hotels & Resorts Worldwide, Inc.	Westin Gaslamp Quarter (fka Horton Plaza)

Colorado
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Steamboat Springs Resort

Georgia
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Westin Peachtree Plaza

Hawaii
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin Maui
Starwood Hotels & Resorts Worldwide, Inc.	The Spa at the Westin Maui
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Kauai

Illinois
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Tremont Chicago
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago City Center
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago Lakeshore

Louisiana
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans
Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans — French Quarter

Massachusetts
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Aloft Lexington
Starwood Hotels & Resorts Worldwide, Inc.	Element Lexington

New York
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W Times Square
Starwood Hotels & Resorts Worldwide, Inc.	W New York — Union Square
Starwood Hotels & Resorts Worldwide, Inc.	The St. Regis

Pennsylvania
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Aloft Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Philadelphia Airport

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